Filed Pursuant to Rule 424(b)(3)
Registration No. 333-237533

PROSPECTUS

ARMATA PHARMACEUTICALS, INC.

17,421,600 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to (i) 8,710,800 shares of our common stock, $0.001 par value per share, and (ii) 8,710,800 shares of our common stock issuable upon exercise of the warrants for purchase of common stock (the “Warrants”), that were initially issued pursuant to the Securities Purchase Agreement dated as of January 27, 2020 (the “Securities Purchase Agreement”), by and between the Registrant and the selling stockholder. The shares of common stock issued pursuant to the Securities Purchase Agreement and the shares of common stock issuable upon exercise of the Warrants are referred to herein as the “Shares”. We are registering the resale of the Shares as required by the Registration Rights Agreement we entered into with the selling stockholder on February 12, 2020 (the “Registration Rights Agreement”).

The selling stockholder may resell or dispose of the Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by such selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by any selling stockholder.

Our common stock is listed on the NYSE American under the symbol “ARMP.” On March 27, 2020, the last reported sale price of our common stock on the NYSE American was $3.20 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 11 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or delivery of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2020

________________

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

In this prospectus, “we,” “us,” “our” and “Armata” refer to Armata Pharmaceuticals, Inc. and its subsidiaries, on a consolidated basis, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling stockholder is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the selling stockholder may offer from time to time up to an aggregate of 17,421,600 Shares in one or more offerings. If required, each time the selling stockholder offers Shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

•	our ability to raise additional capital when needed and to continue as a going concern;

•	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

•	our clinical development plans, including planned clinical trials;

•	our research and development plans, including our clinical development plans;

•	our ability to select combinations of phages to formulate our product candidates;

•	the safety and efficacy of our product candidates;

•	the anticipated regulatory pathways for our product candidates;

•	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

•	the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration (the “FDA”) and other regulatory agencies;

•	our ability to leverage the experience of our management team;

•	our ability to attract and keep management and other key personnel;

•	the capacities and performance of our suppliers, manufacturers, contract research organizations and other third parties over whom we have limited control;

•	the actions of our competitors and success of competing drugs or other therapies that are or may become available;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

•	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

•	the benefits of our product candidates;

•	market and industry trends;

2

•	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

•	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

•	our expectations regarding future planned expenditures;

•	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

•	our expected use of the net proceeds from this offering;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	our ability to advance our clinical development programs, which could be impacted by the COVID-19 pandemic; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

3

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that should be consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Overview

Our Company

We are a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using our proprietary bacteriophage-based technology. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that enables binding to and killing specific bacteria, in contrast to traditional broad-spectrum antibiotics. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current standard of care therapies, including the so-called multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of phage therapeutics, which are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.

We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally-occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific Good Manufacturing Practice compliance (“cGMP”) manufacturing capabilities to advance a broad pipeline of high-quality bacteriophage product candidates. We believe that synthetic phage, engineered using advances in sequencing and synthetic biology techniques, represent a promising means to advance phage therapy, including phage-based diagnostics and improving upon the ability of natural phage to treat bacterial infections, especially those that have developed resistance to current antibiotic therapies, including the multidrug-resistant or “superbug” bacterial pathogens. Our phage product candidates aim to address areas of significant unmet clinical need, by targeting key antibiotic-resistant bacteria including those on the World Health Organization’s global priority pathogens list.

We are developing and advancing our second-generation phage product candidate for Pseudomonas aeruginosa (“P. aeruginosa”), known as AP-PA02. We anticipate initiating a Phase 1b/2, multi-center, double-blind, randomized, placebo-controlled, single and multiple ascending dose study to evaluate the safety, tolerability, and preliminary efficacy of AP-PA02 in subjects with cystic fibrosis (“CF”) and chronic pulmonary P. aeruginosa infection in the first half of 2020.

We are also developing a second-generation phage product candidate for Staphylococcus aureus (“S. aureus”), known as AP-SA02, for the treatment of S. aureus bacteremia. We intend to file an IND Application with the FDA to initiate a Phase 1/2, multi-center, randomized, double-blind, placebo- controlled dose escalation study that will assess the safety, tolerability, and efficacy of AP-SA02 in the second half of 2020.

In partnership with Merck & Co., known as Merck Sharp & Dohme outside of the United States and Canada (“Merck”), we are developing proprietary synthetic phage candidates to target undisclosed infectious disease agents. Our proprietary phage engineering platform serves to enhance the clinical and commercial prospects of phage therapy. These attributes include expanded host range, improved potency which is a fundamental drug property that can translate into improved clinical efficacy, and importantly, biofilm disruption, which is a critical aspect of serious infections that needs to be addressed.

4

In addition to our more advanced pipeline programs, we have phage discovery efforts underway to target other major pathogens of infectious disease (including the ESKAPE pathogens: Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, and Enterobacter species) and preventable infectious disease of the microbiome.

We are committed to conducting formal randomized clinical trials required for FDA approval in order to move toward commercialization of alternatives to traditional antibiotics and provide a potential method of treating patients suffering from drug-resistant bacterial infections.

Corporate History and Reorganization

Armata was created as a result of a business combination of AmpliPhi Biosciences Corporation, a bacteriophage development stage company (“AmpliPhi”) with C3J Therapeutics, Inc. (“C3J”), where Ceres Merger Sub, Inc., a wholly-owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”). On May 9, 2019, immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc.

C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly-owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.

AmpliPhi was incorporated under the laws of the State of Washington in March 1989 as a wholly-owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation. In January 2011, AmpliPhi completed the acquisition of Biocontrol Ltd, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. In November 2012, AmpliPhi completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, with the goal of continuing research addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments.

Pipeline

The following chart summarizes the status of our phage product candidate development programs:

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

5

•	We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

•	Our product candidates must undergo rigorous clinical testing. Such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

•	We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

•	If our competitors are able to develop and market products that are more effective, safer or more affordable than ours are, or obtain marketing approval before we do, our commercial opportunities may be limited.

•	We may not be able to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this offering, you may incur dilution.

•	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

•	Our ability to advance our clinical development programs may be impacted by the COVID-19 pandemic.

6

The Offering

Issuer	Armata Pharmaceuticals, Inc.

Common Stock offered by the selling stockholder	17,421,600 Shares.

Use of proceeds	We will not receive any proceeds from the sale of the Shares in this offering. See “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 8 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

NYSE American symbol	“ARMP”

7

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2019 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

8

USE OF PROCEEDS

We are registering the Shares pursuant to registration rights granted to the selling stockholder in accordance with the Registration Rights Agreement.

We will not receive any proceeds from the sale of the Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Shares will be for the account of the selling stockholder named herein.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Registration Rights Agreement. The selling stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling stockholder in disposing of the Shares covered by this prospectus.

9

THE SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder or its pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 17,421,600 Shares.

On January 27, 2020, we entered into a Securities Purchase Agreement with the selling stockholder, pursuant to which the selling stockholder agreed to purchase (i) 8,710,800 shares of our common stock and (ii) Warrants to purchase 8,710,800 shares of our common stock, for an aggregate purchase price of approximately $25 million, or $2.87 per share of our common stock and accompanying Warrant. The Shares issued in connection with the Securities Purchase Agreement represent approximately 47% of the outstanding shares of our common stock, assuming no exercise of the Warrants, and approximately 64% of the outstanding shares of our common stock assuming the exercise of the Warrants in full.

In connection with certain registration rights we granted to the selling stockholder pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Shares offered by this prospectus from time to time on the NYSE American, in privately negotiated transactions or otherwise. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholder.

The issuance of the Shares in connection with the Securities Purchase Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act, because the transactions did not involve any public offering.

The following table sets forth the name of the selling stockholder, the Shares owned by the selling stockholder, the Shares that may be offered under this prospectus and the Shares of our common stock owned by the selling stockholder assuming all of the shares registered for resale hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the Shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of the Shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The Shares covered hereby may be offered from time to time by the selling stockholder.

The information set forth below is based upon information obtained from the selling stockholder and upon information in our possession regarding the issuance of shares of common stock and warrants to the selling stockholder in connection with the Securities Purchase Agreement. The percentages of shares owned after the offering are based on 18,644,693 shares of our common stock outstanding as of March 27, 2020, plus the shares of common stock registered for resale hereby.

	Shares of Common Stock Beneficially Owned Prior to	Number of Shares Being	Shares of Common Stock Beneficially Owned After Offering(2)
Name of Selling Stockholder	Offering(1)	Offered	Number	Percent
Innoviva, Inc.	17,421,600	17,412,600	0		*

*	Less than 1%.

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of March 27, 2020.

10

(2)	Assumes that all shares being registered in this prospectus are resold to third parties and that the selling stockholders sell all shares of common stock registered under this prospectus held by such selling stockholder.

Relationship with the Selling Stockholders

Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the selling stockholder, we agreed to prepare and file with the SEC this registration statement that permits the resale of the Shares and, subject to certain exceptions, use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until (i) all Shares registered by this registration statement have been sold, transferred or otherwise disposed of by the selling stockholder, (ii) the Shares are sold, transferred or otherwise disposed of pursuant to Rule 144, (iii) the Shares cease to be outstanding, or (iv) the Shares have become eligible for sale by the selling stockholder pursuant to Rule 144 without any restriction on the volume or manner of such sale and all restrictive legends and stop transfer instructions have been removed with respect to all book entries representing the Shares.

We have also agreed, among other things, to indemnify the selling stockholder and their partners, stockholders, equity holders, general partners, managers, members, affiliates, and their respective officers and directors and any person who controls the selling stockholder (within the meaning of the Securities Act or the Exchange Act) and any employee or representative thereof from all losses and liabilities arising under this registration statement and any securities laws applicable to this registration statement and to pay all fees and expenses (including all reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees).

Warrants

The Warrants are exercisable at any time on or after the date of issuance and entitle the selling stockholder to purchase shares of our common stock for a period of five years from the date of issuance at a price per share equal to $2.87 per share, subject to certain adjustments.

Investor Rights Agreement

On February 12, 2020, in connection with the Securities Purchase Agreement, we entered into an investor rights agreement (the “Investor Rights Agreement”) with the selling stockholder. The Investor Rights Agreement provides that for so long as the selling stockholder and its affiliates hold at least 12.5% of the outstanding shares of our common stock on a fully-diluted basis, the selling stockholder shall have the right to designate two (2) directors to our board of directors, and for so long as the selling stockholder and its affiliates hold at least 8% but less than 12.5% of the outstanding shares of our common stock on a fully-diluted basis, the selling stockholder shall have the right to designate one (1) director to the Board, subject to certain qualifications and conditions in the Investor Rights Agreement. The Investor Rights Agreement also provides for participation rights for the selling stockholder to participate in future offerings of equity securities by the Company. As of the date hereof, the directors designated by the selling stockholders are Sarah J. Schlesinger, M.D. and Odysseas D. Kostas, M.D. Each of these directors joined the Armata Board of Directors on February 12, 2020.

Except as above, the selling stockholder does not have and has not had any material relationship with us within the past three years

11

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our articles of incorporation and bylaws, and certain provisions of Washington law are summaries. The following description is not complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Washington Business Corporation Act.

As of the date of this prospectus, our articles of incorporation authorize us to issue 217,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

12

There currently are no provisions under our amended and restated articles of incorporation or under any other contractual obligations whereby we are required to issue or sell shares of preferred stock and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Washington Law

Provisions in our articles of incorporation, our bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. These provisions include a requirement for the vote of stockholders holding at least two-thirds of all shares of our issued and outstanding capital stock to approve certain changes to our articles of incorporation or certain business combinations. These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Additionally, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, prohibits a target corporation, with certain exceptions, from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition or (b) the significant business transaction was approved by both the majority of the members of the target corporation’s board of directors and approved at a stockholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation. Such significant business transactions may include, among other things:

•	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at an annual or special meeting of stockholders.

NYSE American Listing

Our common stock is listed on the NYSE American exchange under the symbol “ARMP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

13

PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Shares by this prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus by the selling stockholder. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares covered by this prospectus.

The selling stockholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by such selling stockholder. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through trading plans entered into by Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

14

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of Shares, or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholder may also sell Shares short and deliver the Shares to close out its short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

15

The selling stockholder and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares . In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

16

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, has been passed upon for us by Lane Powell PC, Seattle, Washington.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Armata Pharmaceuticals, Inc.’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited AmpliPhi Biosciences Corporation’s consolidated financial statements at December 31, 2018 and 2017 and for the years then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about AmpliPhi Biosciences Corporation’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have incorporated by reference AmpliPhi Biosciences Corporation’s consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains a website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.armatapharma.com/. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

17

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37544):

•	our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 19, 2020;

•	AmpliPhi Biosciences Corporation’s annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 25, 2019;

•	our current reports on Form 8-K and all amendments thereto, filed on January 29, 2020, February 13, 2020, February 26, 2020, March 19, 2020, and March 30, 2020; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All future documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Armata Pharmaceuticals, Inc., Attention: Chief Financial Officer, 4503 Glencoe Avenue, Marina del Rey, California 90292-3552. You may also telephone us at (310) 665-2928.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://investor.armatapharma.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

18

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Washington law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

19

PROSPECTUS

17,421,600 Shares of Common Stock

  April 8, 2020